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                                   EXHIBIT A
                        TRANSACTIONS IN THE COMMON STOCK

           With respect to the transactions set forth below, all purchases were made by Pebbleton Corporation N.V. and were effected on The Nasdaq Stock Market, Inc., the exchange on which the shares of Common Stock of Dawson Geophysical Company are traded during the 60 days prior to the filing of this Amendment No. 3.



DATE OF PURCHASE             NUMBER OF SHARES                PRICE PER SHARE
                                PURCHASED                          ($)
  03/12/99                        1,000                          7.5000

  03/15/99                          200                          7.8750
                                 14,800                          8.0000
                                 ------
                                 15,000

  03/16/99                        3,700                          8.0625
                                  2,000                          8.1875
                                  6,400                          8.1250
                                 12,000                          8.2500
                                 ------
                                 24,100

  03/17/99                       19,900                          8.4375
                                  5,200                          8.5000
                                 ------
                                 25,100

  03/23/99                        1,000                          8.5000

  03/24/99                        1,300                          8.5000

  03/25/99                        2,800                          8.5000

  03/26/99                          700                          8.5000

  04/01/99                       10,000                          8.0625
                                 10,000                          8.2500
                                 ------
                                 20,000

  04/20/99                       10,000                          9.0000

  04/22/99                       15,000                          9.5700
                                    500                          9.6250
                                  2,500                          9.7500
                                 ------
                                 18,000

  04/23/99                        1,000                          9.4375
                                  8,000                          9.7500
                                 ------
                                  9,000